Exhibit  16

James  Stafford

                                                     James Stafford
                                                     Chartered Accountants
                                                     Suite 350-1111 Melville St.
                                                     Vancouver, British Columbia
                                                     Canada V6E 3VE
                                                     Tel. 604-669-0711
                                                     Fax. 604-669-0754

PRIVATE AND CONFIDENTIAL
------------------------

July  24,  2007

SECURITIES AND EXCHANGE COMMISSION
100 Fifth Street, N.E.
Washington, D.C. 20549


24 July 2007

SUBJECT:   FORM 8-K

Dear Sirs:

We have read the statements made by Global Immune Technologies, Inc. (the "Company") which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K, dated 24 July 2007. We agree with the statements concerning our firm in such Form 8-K.


  Yours truly,
  JAMES STAFFORD

          "Bradley Stafford"
  Per:
          J. Bradley Stafford
          Chartered Accountant